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                                                                     Exhibit 1.1




                            Dealer Manager Agreement

                                                  ____________, 2002

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

     Markel Corporation, a Virginia corporation (the "Company"), plans to make offers to exchange the outstanding 7.2% Notes due August 15, 2007 and 7.0% Notes due May 15, 2008 (collectively, the "Terra Nova Notes"), of Markel International Limited, formerly known as Terra Nova Insurance (UK) Holdings ("Terra Nova"), a company organized under the laws of England and Wales, for newly issued 7.2% Notes due August 15, 2007 and 7.0% Notes due May 15, 2008, respectively, of the Company (collectively, the "Markel Notes") to be issued pursuant to indentures (the "Markel Indentures") to be dated as of [ ], 2002, between the Company and JPMorgan Chase Bank, as Trustee, and engage in a related solicitation of consents from holders of Terra Nova Notes to proposed amendments (the "Proposed Amendments") to each of (i) the Indenture among Terra Nova, as Issuer, Terra Nova (Bermuda) Holdings Ltd., as Guarantor, and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as Trustee, dated as of August 26, 1997, and (ii) the Indenture among Terra Nova, as Issuer, Terra Nova (Bermuda) Holdings Ltd., as Guarantor, and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as Trustee, dated as of May 18, 1998, under which the Terra Nova Notes were issued (collectively, the "Terra Nova Indentures") (such offers and solicitations of consent, as they may be amended or supplemented from time to time, the "Exchange Offers", and such consents received as from holders of Terra Nova Notes, the "Consents"), upon the terms and subject to the conditions set forth in the exchange offer and consent solicitation materials, including all exhibits thereto, any documents incorporated by reference therein (collectively, the "Initial Offering Material"), copies of which have been delivered to you, including but not limited to:

     (a) The Registration Statement (as defined in Section 3(a) hereof);

     (b) The Prospectus (as defined in Section 3(a) hereof);

     (c) The form of Letter of Transmittal and Consent (the "Letter of Transmittal") to be used by holders to tender Terra Nova Notes and grant consents pursuant to the Exchange Offers;

     (d) The form of letter, dated the date hereof, from you to brokers, securities dealers, commercial banks, trust companies and nominees;

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     (e) The form of press release, dated the date hereof, relating to the
Exchange Offers; and

     (f) The form of letter, dated the date hereof, to holders of Terra Nova Notes relating to the Exchange Offer.

     1. Engagement. (a) The Company hereby engages you to act as its exclusive
        ----------
dealer manager and solicitation agent (the "Dealer Manager") in connection with the Exchange Offers, and you hereby accept such engagement, upon the terms and subject to the conditions set forth in this Agreement.

     (b) As Dealer Manager, you agree, in accordance with your customary practice, to perform those services in connection with the Exchange Offers as are customarily performed by investment banks in connection with Exchange Offers of like nature, including, without limitation, using reasonable efforts to solicit tenders of the Terra Nova Notes and delivery of Consents pursuant to the Exchange Offers and communicating generally regarding the Exchange Offer with brokers, dealers, commercial banks and trust companies and other holders of the Notes.

     (c) The Company authorizes you to communicate with the exchange agent (the "Exchange Agent") and any information agent engaged by or on behalf of the Company with respect to matters relating to the Exchange Offers. The Company has instructed or will instruct the Exchange Agent to advise you at least daily as to the principal amount of Terra Nova Notes that have been tendered pursuant to the Exchange Offers and the principal amount of the Terra Nova Notes with respect to which Consents have been delivered pursuant to the Exchange Offers.

     (d) The Company will cause you to be provided with lists or other records in such form as you may reasonably request showing the names and addresses of, and the principal amount of notes held by, the holders of the Terra Nova Notes as of a recent date and will cause you to be advised from day to day during the period of the Exchange Offers as to any transfers of Terra Nova Notes.

     (e) The Company will furnish you, at its expense, with as many copies as you may reasonably request of the Initial Offering Material, and any other documents or materials permitted to be used by the Company or authorized by the Company for use in connection with the Exchange Offers (including press releases, advertisements and other communications, whether prior to or after the execution of this Agreement), and any amendments or supplements to any of the foregoing (the definitive forms of all of the foregoing documents and materials, including all exhibits thereto and any documents incorporated by reference therein being referred to collectively herein as the "Exchange Offer Material"), and you are authorized to use copies of the Exchange Offer Material in connection with the performance of your duties hereunder. You and the Company agree to furnish no other written material to any holder of the Terra Nova Notes in connection with the Exchange Offers unless you and the Company otherwise agree. You further agree not to make any

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statements inconsistent with the written materials to the holder's of Terra Nova
Notes. The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company.

     (f) The Company shall cause to be delivered to each registered holder of any Terra Nova Notes, to each participant in the Depository Trust Company ("DTC") appearing in the most recent available DTC securities position listing as a holder of Terra Nova Notes and to each Non Objecting Beneficial Owner ("NOBO") appearing in the most recent available NOBO list as an owner of Terra Nova Notes (each such registered holder, participant or owner, a "Registered or Beneficial Owner"), as soon as practicable, copies of appropriate Exchange Offer Material. Thereafter, to the extent practicable until the expiration of the Exchange Offers, the Company shall use its reasonable best efforts to cause copies of such material to be mailed to each person who becomes a Registered or Beneficial Owner of Terra Nova Notes.

     (g) Before making, using or distributing, or authorizing the use or distribution of, any amendment or supplement to the Exchange Offer Material, including any document relating to the Exchange Offers incorporated by reference therein, the Company will furnish to you a copy of the proposed amendment or supplement for review and will not use, distribute or authorize the use or distribution of any such proposed amendment or supplement to which you reasonably object.

     (h) The Company shall prepare the Prospectus in a form approved by you and timely file such Prospectus with the Commission following its preparation. The Company shall not make any amendment or supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice. The Company shall advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or when any supplement to the Prospectus or any amended Prospectus has been filed and shall furnish you with copies thereof; the Company agrees to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") subsequent to the date of the Prospectus and for as long as the delivery of a prospectus is required in connection with the offering or sale of the Markel Notes; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Markel Notes for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order; provided that in connection therewith the company shall not be required to qualify as a foreign corporation or to

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file a general consent to service of process in any jurisdiction unless such qualification or filing is required for the consummation of the transactions contemplated by this letter agreement and in the Exchange Offer Material.

     (i) Prior to and during the period of the Exchange Offers, the Company will inform you as soon as practicable after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, which would require the making of any change in any Exchange Offer Material then being used or would affect the truth and correctness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

     (j) The Company shall arrange for the Information Agent named in the Prospectus to advise you as to such matters relating to the Exchange Offers as you may reasonably request and to furnish you with any written reports concerning any such information as you may reasonably request.

     (k) The Company shall make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act (including, at the Company's option, Rule 158 thereunder).

     (l) The Company shall advise you promptly of the occurrence of any event which could cause the Company to withdraw, rescind or modify any or all of the Exchange Offers and of any litigation or governmental action with respect to any or all of the Exchange Offers.

     (m) Neither the Company nor any entity controlled, directly or indirectly, by the Company has taken, or shall take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Markel Notes in connection with any or all of the Exchange Offers.

     (n) In the event that not all of the conditions precedent required to be satisfied or waived pursuant to Section 4 hereof on the date on which Terra Nova Notes of any series are accepted for exchange (each, an "Acceptance Date") are so satisfied or waived, the Company shall not accept any Terra Nova Notes for exchange unless and until (i) a post-effective amendment to the Registration Statement, disclosing in a form reasonably satisfactory to you, that J.P. Morgan Securities, Inc. ("JPMorgan") is no longer acting as Dealer Manager or performing other services related to the Exchange Offers, has been filed by the Company with the Commission and (ii) a period of at least 10 business days has expired from the date of such filing.

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     (o) The Company acknowledges that (i) you are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services and (ii) in the ordinary course of your trading and brokerage activities, you or your affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions for your or their own account or the account of customers, in debt or equity securities of the Company, Terra Nova or any other company that may be involved in the Exchange Offers.

     (p) The Company acknowledges and agrees that you shall have no liability to the Company, its affiliates or any other person for any losses, claims, damages, liabilities and expenses (each a "Loss" and, collectively, the "Losses") arising from any act or omission on the part of any broker or dealer in securities (a "Dealer"), bank or trust company, or any other person, and neither you nor any of your affiliates shall be liable for any Losses arising from your own acts or omissions in performing your obligations as Dealer Manager or as a Dealer in connection with the Exchange Offers, except for any such Losses that are finally judicially determined to have resulted from your gross negligence or willful misconduct. In soliciting or obtaining tenders of Terra Nova Notes or delivery of Consents, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and you shall not be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of the Company or any of its affiliates, equity holders, creditors or of any other person. In soliciting or obtaining tenders of Notes or delivery of Consents, you shall not be nor shall you be deemed for any purpose to act as a partner or joint venturer of, or a member of a syndicate or group with, the Company or any of its affiliates in connection with the Exchange Offers, any purchase of Terra Nova Notes, any payment for or delivery of Consents, or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as your agents. The Company shall have sole authority for the acceptance or rejection of any and all tenders of Notes or deliveries of Consents.

     (q) The Company acknowledges and agrees that (i) you have been retained solely to provide the services set forth herein, and in rendering such services you shall act as an independent contractor and any duties arising out of your engagement hereunder shall be owed solely to the Company; (ii) you may perform the services contemplated hereby in conjunction with your affiliates, and any of your affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms of this Agreement; and (iii) you are not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction, and the Company must consult with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and you shall have no responsibility or liability to the Company with respect thereto.

     2. Compensation and Expenses. (a) The Company agrees to pay you, as
        ---------------------------
compensation for your services as Dealer Manager in connection with the Exchange Offers, a fee equal to $3.75 per $1,000 principal amount of Terra Nova Notes tendered and accepted for purchase in the Exchange Offers.

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     (b) The Company further agrees to pay directly or reimburse you, as the case may be, for (i) all expenses incurred by you relating to the preparation, printing, filing, mailing or other distribution of all Exchange Offer Materials, including but not limited to the Registration Statement and the Prospectus, or other Materials (including all exhibits, amendments and supplements thereto),
(ii) all fees and expenses incident to the appointment of the Exchange Agent and any information agent including the fees and expenses of the Exchange Agent and the Information Agent, (iii) all advertising charges, approved by the Company, in connection with the Exchange Offer Materials, including those of any public relations firm or other person or entity rendering services in connection therewith, (iv) all fees, if any, payable to Dealers (including you) and banks and trust companies as reimbursement for their customary mailing and handling fees and expenses incurred in forwarding the Exchange Offer Materials Materials to their customers, (v) incident to the preparation, issuance, execution and delivery of the Markel Notes to be delivered in connection with the Exchange Offers (vi) incurred in connection with the registration or qualification of the Markel Notes under the laws of such jurisdictions as you may reasonably designate, (vii) constituting applicable transfer taxes payable in connection with the Exchange Offers and the transactions contemplated thereby, and (viii) all other fees and expenses incurred by you in connection with the Exchange Offer Materials or otherwise in connection with the performance of your services hereunder (including all reasonable fees and disbursements of your Legal Counsel up to $75,000), except that all fees and expenses incurred under Sections (vi),
(vii) and (viii) hereof (other than fees and disbursements of your legal counsel) must be approved by the Company. The Company shall perform its obligations set forth in this Section 2(b) whether or not the Exchange Offers are commenced or completed.

     3. Representations, Warranties and Agreements of the Company. The Company
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represents, warrants and agrees that:

     (a) A registration statement on Form S-4 (Registration No. 333-86242) (the "Initial Registration Statement") in respect of the Markel Notes has been filed with the Commission; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than (i) the documents incorporated by reference in the prospectus included therein (which have heretofore been delivered to you), (ii) the exhibits to such registration statement and such documents and (iii) any prospectuses filed pursuant to Rule 424(b) under the Act (which have heretofore been delivered to you), no other documents with respect to such registration statement or documents incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is herein called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement, including all exhibits (but excluding the Form T-1), annexes and schedules thereto

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and including (i) the information contained in a form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
Section 2(b) hereof and (ii) the documents incorporated by reference into the prospectus contained in the Initial Registration Statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, is herein collectively called the "Registration Statement"; such final prospectus, in the form included in the Registration Statement at the time it became effective or first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the relevant item or items of Form S-4 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference into such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference into the Registration Statement;

     (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (c) The Registration Statement conforms, and the Prospectus, any further amendments or supplements to the Registration Statement or the Prospectus, the Exchange Offer Material and any Other Material will conform, in all material respects to the requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the "Trust Indenture Act"), as applicable, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of the date of first use as to any other Exchange Offer Material or Other Material, contain an untrue statement of a material fact or omit to

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state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (d) Neither the Company nor any of its subsidiaries which meets the definition of a significant subsidiary as defined in Regulation S-X (a "Significant Subsidiary") has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any increase in long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

     (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business in all material respects as described in the Prospectus; and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified would not, individually or in the aggregate have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and each subsidiary of the Company listed on Schedule A hereto has been duly organized, is validly existing and in good standing (if applicable) under the laws of its any such jurisdiction of organization;

     (f) The Company has the corporate power and authority to take, and has taken, all necessary corporate action to authorize (i) the making and consummation of the Exchange Offers, (ii) the payment for Consents by the Company pursuant to the Solicitation, (iii) the execution and delivery of the Indentures (as defined below) and the performance under the Indentures and (iv) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby; and the Company has taken or will take all necessary corporate action to authorize any amendments or supplements to, or modification of, the Exchange Offers and the Exchange Offer Materials;

     (g) This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as

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enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions"); the supplemental indentures, effecting the Proposed Amendments (the "Supplemental Indentures") when duly executed and delivered in accordance with their terms by each of the parties thereto, will constitute valid and legally binding agreements of Terra Nova enforceable against Terra Nova in accordance with their terms, subject to the Enforceability Exceptions; and on the Closing Date, the Indentures as supplemented by the Supplemental Indentures will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to an indenture that is qualified thereunder;

     (h) The Markel Notes have been duly authorized and, when issued and delivered in exchange for the Terra Nova Notes pursuant to this Agreement and the Exchange Offer Materials, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Markel Indentures, under which they are to be issued; the Markel Indentures have been duly authorized, executed and delivered by the Company and the Trustee, have been duly qualified under the Trust Indenture Act and constitute valid and legally binding instruments, enforceable in accordance with their terms, except as the enforceability thereof may be subject to the Enforceability Exceptions;

     (i) The making and consummation of the Exchange Offers, the issuance of the Markel Notes by the Company pursuant to the Exchange Offers and payment for Consents by the Company pursuant to the Solicitation, the execution and delivery of the Supplemental Indentures and the performance under the Indentures as supplemented thereby, the execution and delivery of the Markel Indentures and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except in each case, for such conflicts, breaches, violations or defaults as could not reasonably be expected, individually or in the aggregate, to have Material Adverse Effect, nor will such action result in any violation of
(i) the provisions of the Articles of Incorporation or By-laws of the Company or
(ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in the case of clause (ii), for such violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

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     (j) Except as may have been previously obtained, no consent, approval, authorization, approval, order, registration, qualification or other action of, or filing with or notice to, the Commission or any other federal, state, local or foreign governmental or regulatory authority or any court is required in connection with the execution, delivery and performance by the Company of this Agreement, the Supplemental Indentures, the Markel Indentures, the making or consummation of the Exchange Offer or the consummation of the other transactions contemplated by this Agreement or the Exchange Offer Materials;

     (k) The Company will have, at the time it becomes obligated to pay for Consents pursuant to the Exchange Offers, sufficient funds to enable the Company to pay, and the Company hereby agrees that it will pay promptly, in accordance with the terms and conditions of the Exchange Offers and this Agreement, the consideration (and related costs) for Consents that the Company has offered, and that the Company may be required, to pay for pursuant to the Exchange Offers, and the fees and expenses payable hereunder;

     (l) The Company will advise you promptly of (i) the occurrence of any event that could reasonably be expected to cause the Company to withdraw, rescind or terminate the Exchange Offer or would permit the Company to exercise any right not to purchase Notes tendered pursuant to the Offer or to pay for any Consents delivered pursuant to the Solicitation, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would require the making of any change in any of the Exchange Offer Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) any proposal by the Company or requirement to make, amend or supplement any Exchange Offer Materials or any filing in connection with the Exchange Offer pursuant to the Exchange Act or any other applicable law, rule or regulation, (iv) the issuance by any governmental or regulatory authority of any comment or order or the taking of any other action concerning the Exchange Offer (and, if in writing, the Company will furnish you with a copy thereof), (v) any material developments in connection with the Exchange Offer, including, without limitation, the commencement of any lawsuit concerning the Exchange Offer and (vi) any other information relating to the Exchange Offer, the Exchange Offer Materials or this Agreement that you may from time to time reasonably request;

     (m) Neither the Company nor any of its subsidiaries is (i) in violation of its charter, Articles of Incorporation, By-laws or similar organizational documents, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) above, where such violation or default could not reasonably be expected to have a Material Adverse Effect;

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     (n) Other than as set forth in the Registration Statement or Prospectus, there are no legal or governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is or may be the subject, which, individually or in the aggregate if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

     (o) The statements set forth in the Prospectus as amended or supplemented under the caption "Description of the Markel Notes", insofar as they purport to constitute a summary of the terms of the Company Notes, and under the captions "Description of Differences between the Terra Nova Notes and the Markel Notes", "The Proposed Amendments", "Description of the Markel Notes" and "Material U.S. Federal Income Tax Consequences", insofar as they purport to constitute a summary of the provisions of the laws and documents referred to therein, are accurate in all material respects;

     (p) KPMG Peat Marwick, who have certified certain financial statements of the Company and its subsidiaries and PriceWaterhouseCoopers whose reports appear or are incorporated by reference in the Registration Statement who have certified certain financial statements of Terra Nova, are each independent public accountants with respect to the Company and Terra Nova, respectively, and its subsidiaries as required by the Securities Act; and

     (q) The Company is not and, after giving effect to the Exchange offers, will not be an "investment company", or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

     4. Conditions to Obligations of the Dealer Manager. Your obligation to act
        -----------------------------------------------
as Dealer Manager hereunder shall at all times be subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein are as of the date of this Agreement, and at all times during the Exchange Offers (including on each Acceptance Date), true and correct, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

     (b) On the Commencement Date and each Acceptance Date, Sullivan & Cromwell, your counsel, shall have furnished to you, as Dealer Manager, such opinion or opinions, dated the respective date of delivery thereof, with respect to the matters covered in paragraphs (iii), (iv) and the last paragraph of subsection
(c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) On the Commencement Date and each Acceptance Date, McGuire Woods LLP, counsel to the Company, shall have furnished to you their written opinion, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect that:

                     (i) The Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with power and corporate authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                    (ii) The making and consummation of the Exchange Offers have been duly authorized by the Company; and each of this Agreement and the Markel Indentures have been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to the Enforceability Exceptions;

                   (iii) The making and consummation of the Exchange Offers, the issue and sale of the Markel Notes and the compliance by the Company with all of the provisions of the Company Notes, the Company Indenture and this Agreement and the consummation of the transactions contemplated herein will not result in any violation of the Articles of Incorporation of the Company;

                    (iv) the Markel Indentures have been duly qualified under
               the Trust Indenture Act;

                     (v) The Markel Notes have been duly authorized, and when
               duly executed, authenticated in accordance with the Markel Indentures and delivered as contemplated in this Agreement and the Exchange Offer Material, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by Enforceability Exceptions; and the Markel Indentures conform, and when the Markel Notes have been duly executed, authenticated, issued and delivered pursuant to the Markel Indentures they will conform, in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

                    (vi) The making and consummation of the Exchange Offers, the issue and sale of the Markel Notes and the compliance by the Company with all of the provisions of the Markel Notes, the Markel Indentures and this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms of, or constitute a default or result in the acceleration of any obligations under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, nor will such actions result in any violation of any statute, rule or regulation or any order known to us of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for any such conflict, breach, violation, default or acceleration which would not, individually or in the aggregate, have a Material Adverse Effect and could not reasonably be expected to adversely affect the Company's ability to perform its obligations hereunder or under the Exchange Offer Material, the Markel Notes or the Markel Indenture (it being understood that for purposes of this opinion, such counsel shall not be required to pass upon compliance with respect to antifraud or similar provisions of any law, rule or regulation);

                   (vii) Except as contemplated herein, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body which, to the best of such counsel's knowledge, has jurisdiction over the Company or any of its subsidiaries or any of their properties is required under the laws of the State of Virginia for the consummation of the Exchange Offers, the consummation by the Company of the transactions contemplated by this Agreement or the Markel Indentures, except for such consents, approvals, authorizations, registrations or qualifications as (i) have been obtained (including registration under the Act) or (ii) may be required under state securities or Blue Sky laws in connection with the distribution of the Company Notes pursuant to the Exchange Offers;

                  (viii) the statements set forth in the Prospectus as amended or supplemented under the caption "Description of the Markel Notes", insofar as they purport to constitute a summary of the terms of the Company Notes, and under the captions "Description of Differences between the Terra Nova Notes and the Markel Notes", "The Proposed Amendments", "Description of the Markel Notes" and "Material U.S. Federal Income Tax Consequences", insofar as they purport to constitute a summary of the provisions of the laws and documents referred to therein, are accurate in all material respects;

                    (ix) The Company is not, and after giving effect to the
               offering and sale of the Markel Notes and the consummation of the Exchange Offers, will not be, an "investment company", as such term is defined in the Investment Company Act; and

                     (x) The Registration Statement, Prospectus, any further
               amendments and supplements to the Registration Statement or the Prospectus made by the Company prior to the date of such opinion (other than the financial statements and schedules, the notes thereto and the auditors' report thereon and other financial and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act, as applicable.

     In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of independent public accountants for the Company and with representatives of and counsel for the Dealer Managers, at which the contents of the Registration Statement and the Prospectus as amended or supplemented and related matters were discussed, and although such counsel did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus as amended or supplemented (except for those referred to in the opinion in subsection [(ix)] of this Section 4(c)) or the Exchange Offer Material, on the basis of the foregoing, no facts have come to such counsel's attention that would lead such counsel to believe (i) that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the date of such opinion (other than the financial statements and schedules, the notes thereto and the auditors' report thereon and other financial and accounting data included or incorporated by reference therein, or omitted therefrom, or the exhibits thereto, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) that, as of its date, or the Date of the opinions, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and schedules, the notes thereto and the auditors' report thereon and other financial and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that, as of its date, any other Exchange Offer Material (when read together with the Prospectus) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) On the date hereof and the Acceptance Date, KPMG Peat Marwick, LLC shall have furnished to you a letter, dated the respective date of delivery thereof, substantially in the form of a typical accountant's "comfort letter" and reasonably acceptable to you;

     (e) Neither the Company nor any of its subsidiaries which meets the definition of a significant subsidiary as defined in Regulation S-X (a "Significant Subsidiary") has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any increase in long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

     (f) On each of the date hereof and the Acceptance Date, the Company shall have furnished or caused to be furnished to you a certificate or certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such date, as to the matters set forth in subsections
(a) and (f) of this Section 4 and as to such other matters as you may reasonably request.

     5. Indemnification and Contribution. In consideration of the engagement
        --------------------------------
hereunder, the Company agrees to the indemnification and contribution provisions set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof.

     6. Termination. This Agreement shall terminate upon the earlier to occur of
        -----------
(i) the consummation, termination or withdrawal of each of the Exchange Offers and (ii) the date one year from the date hereof, and may be terminated by either the Company or you at any time, with or without cause, effective upon receipt by the other party of written notice to that effect.

     7. Survival. The provisions of Sections 2(b), 3, 5 (including Annex A
        --------
hereto), 10 and 11 hereof shall remain operative and in full force and effect regardless of (i) any failure by the Company to commence, or the withdrawal, termination or consummation of, the Offer or the Solicitation, (ii) any investigation made by or on behalf of any party hereto, (iii) any termination of this Agreement and (iv) the consummation of the Exchange Offers. The Company agrees, if at any time during a period of six months after any termination of this Agreement, the Company acquires any of the Terra Nova Notes in a tender offer on exchange offer, the Company shall pay to JPMorgan a cash fee equal to the amount that would have been payable to JPMorgan pursuant to Section 3 had the Agreement not been terminated.

     9. Notices. All notices and other communications required or permitted to
        -------
be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by telecopy, by telex or by registered or certified mail (postage prepaid, return receipt requested): (i) if to you, at J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Telecopy No.: (212) 834-6702, Attention: Transaction Execution Group; and (ii) if to the Company, at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060, Telecopy No.: 804-527-3810, Attention: General Counsel.

     10. Governing Law; Waiver of Jury Trial. This Agreement shall be governed
         -----------------------------------
by and construed in accordance with the laws of the State of New York. The Company and you irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of either party related to or arising out of this Agreement or the performance of services hereunder.

     11. Miscellaneous. This Agreement contains the entire agreement between the
         -------------
parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement. This Agreement is solely for the benefit of the Company and you, and no other person (except for indemnified persons to the extent set forth in Annex A hereto) shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be assigned by either party hereto without the other party's prior written consent. Neither party hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

     Please indicate your willingness to act as Dealer Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

                                            Very truly yours,

                                            MARKEL CORPORATION

                                            By:______________________
                                               Name:
                                               Title:

Accepted as of the
date first above written:

J.P. MORGAN SECURITIES INC.




By:______________________
   Name:
   Title:

                                                                       EXHIBIT A

     The Company agrees to indemnify and hold harmless the Dealer Manager, its affiliates and their respective officers, directors, employees, agents and controlling persons (each an "Indemnified Person") from and against any and all
                              ------------------
losses, claims, damages and liabilities, joint or several, to which any such Indemnified Person may become subject arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Offer and Exchange Offer Materials, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any breach by the Company of any representation or warranty or failure to comply with any of the agreements set forth in the Dealer Manager Agreement to which this Annex A is attached (the "Agreement"), (C) any withdrawal, termination, rescission or modification of the Exchange Offer, or any failure to purchase Notes properly tendered pursuant to the Exchange Offer or to pay for Consents properly delivered pursuant to the Solicitation or (D) the transactions contemplated by the Agreement or the engagement of, and services performed by, the Dealer Manager hereunder, or any claim, litigation, investigation or proceedings relating to the foregoing ("Proceedings") regardless of whether any of such ----------- Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any reasonable legal or other out-of-pocket expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the (i) indemnification in clause
(D) above will not, -------- as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from the gross negligence or willful misconduct of such Indemnified Person and (ii) the foregoing indemnifications shall not apply to the fees and expenses contemplated by Section 2 other than as a result of the failure to pay such fees and expenses or any payment of such fees in accordance to the terms and conditions of Section 2.

     If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Indemnified Person on the other hand but also the relative fault of the Company on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Company on the one hand and all Indemnified Persons on the other hand shall be deemed to be in the same proportion as (i) the aggregate principal amount of the Notes outstanding bears to (ii) the fee paid or proposed to be paid to the Dealer Manager pursuant to Section 2(a) of the Agreement. The relative fault of the Company on the one hand and the Indemnified Person on the other relating to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim is to be made hereunder against the Company in respect thereof, notify the Company in writing of the commencement thereof; provided that (i) the omission so to notify
                                     --------
the Company will not relieve it from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Company will not relieve it from any liability which it may have to an Indemnified Person otherwise than on account of this indemnity agreement. In case any such Proceedings are brought against any Indemnified Person and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both
        --------
such Indemnified Person and the Company and such Indemnified Person shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Company to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Company shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by JPMorgan Securities Inc., representing the Indemnified Persons who are parties to such Proceedings),
(ii) the Company shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Company has authorized in writing the employment of counsel for such Indemnified Person.

     The Company shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such Proceedings, the Company agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the provisions of this Annex A. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested the

Company to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this Annex A, the Company shall be liable for any settlement of any Proceedings effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of such request for reimbursement and (ii) the Company shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such Proceedings and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     The indemnity, reimbursement and contribution obligations of the Company under this Annex A shall be in addition to any liability which the Company may otherwise have to an Indemnified Party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Indemnified Person.

     Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the Agreement.

                                                                  Schedule A


Subsidiary
----------
Essex Insurance Company
Markel Insurance Company
Markel American Insurance Company
Shand/Evanston Group, Inc.
      Evanston Insurance Company
Gryphon Holding Inc.
     Associated International Insurance Company

Terra Nova (Bermuda) Holdings Ltd.
     Markel International Limited
         Terra Nova Insurance Company Limited
         Markel Capital Ltd.
     Terra Nova (Bermuda) Insurance Company Ltd.